UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2006

NVR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-956-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2006, NVR Mortgage Finance, Inc. (the "Borrower"), a wholly owned subsidiary of NVR, Inc., extended its existing $175 million warehouse credit facility for one year to August 23, 2007 by executing The Fifteenth Amendment to Loan Agreement dated as of August 24, 2006 with U.S. Bank National Association, as agent, JPMorgan Chase Bank, Guaranty Bank, Comerica Bank, National City Bank and Washington Mutual Bank, F.A. (the "Agreement"). In addition, the Agreement amends the interest rates on borrowings. The Agreement does not amend any other material terms of the Loan Agreement (as amended) dated as of September 7, 1999.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

August 24, 2006	By:	/s/ Dennis M. Seremet

Name: Dennis M. Seremet
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fifteenth Amendment to Loan Agreement dated as of August 24, 2006 between NVR Mortgage Finance, Inc. and U.S. Bank National Association, JPMorgan Chase Bank, Guaranty Bank, Comerica Bank, National City Bank and Washington Mutual Bank, F.A.